Exhibit 10.6
SHARECARE, INC.

2020 EQUITY INCENTIVE PLAN STOCK OPTION AWARD AGREEMENT
Unless otherwise defined herein, the capitalized terms used in this Sharecare, Inc. 2020 Equity Incentive Plan Stock Option Award Agreement (“Agreement”) shall have the meanings given to such terms in the Sharecare, Inc. 2020 Equity Incentive Plan (as amended, the “Plan”).

I.NOTICE OF OPTION GRANT

Optionee:
Address: As set forth on the signature page hereto.

The undersigned Optionee has been granted an Option to purchase shares of Common Stock (the “Shares”) of Sharecare, Inc., a Delaware corporation (the “Company”), subject to the terms and conditions of the Plan and this Agreement, as follows:

Date of Grant:
Exercise Price per Share:
Total Number of Shares:
Type of Option: Nonstatutory Stock Option (“NSO”)
Expiration Date: Tenth Anniversary of Date of Grant

Vesting Schedule:

a.[insert vesting schedule]

Termination of Continuous Service:

a.If Optionee’s Continuous Service is terminated (i) by the Company for Cause (as defined in the Optionee’s Third Amended and Restated Employment Agreement dated as of October 26, 2020 (as may be amended or amended and restated from time to time, the “Employment Agreement”)), or (ii) by Optionee without Good Reason (as defined in the Employment Agreement), then, upon such termination, each unvested Share under this Option shall automatically forfeit to the Company. Any Shares that have vested under this Option as of the date of termination may be exercised any time during the six (6) month period following the date of termination. Following such six (6) month period, such vested Shares (to the extent not exercised) shall automatically forfeit to the Company.

b.If Optionee’s Continuous Service is terminated (i) as a result of Optionee’s Disability, or (ii) as a result of Optionee’s death, then, upon such termination, each unvested Share under this Option shall automatically forfeit to the Company. Any Shares that have vested under this Option as of the date of termination may be exercised any time during the exercise period set forth below.

c.If Optionee’s Continuous Service is terminated (i) by the Company without Cause (as defined in the Employment Agreement), or (ii) by Optionee for Good Reason (as defined in the Employment Agreement), then, upon such termination, this Option will vest as to 100% of the Shares subject to this Option and may be exercised any time during the exercise period set forth below.

Exercise Period:

a.This Option, to the extent vested, may be exercised any time prior to the Expiration Date.

b.This Option, to the extent not exercised prior to the Expiration Date, expires and becomes void on the Expiration Date.

II. TERMS OF GRANT

1.Grant of Option. The Company hereby grants to the Optionee named in the Notice of Grant in Part I of this Agreement, an Option to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), and subject to the terms and conditions of the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall prevail.

2.Exercise of Option. This Option shall be exercisable during its term in accordance with the provisions of the Plan as follows:

a.Right to Exercise.

i.As a condition to exercising this Option for any Shares, the Optionee shall execute any agreement among the Company and its stockholders that the Company requires be executed by the Optionee.

ii.This Option may not be exercised for a fraction of a share of Common Stock.
b.Method of Exercise. This Option shall be exercisable by delivery to the Company of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by payment of the aggregate Exercise Price.

No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with applicable laws.

3.Optionee’s Representations. In the event the Shares have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.

4.Method of Payment. Payment of the aggregate Exercise Price shall be by any of the payment methods described in Subsections 5(a)(iv)(1) through (7) of the Plan as in effect on the Date of Grant, any combination thereof, or any other means approved by the Board or Committee and permitted under applicable laws.

5.Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable law.

6.Non-Transferability of Option. This Option may not be transferred by Optionee other than: (a) by will or the laws of descent and distribution and may be exercised during the lifetime of Optionee only by Optionee, (b) in the case of an NSO, pursuant to a Domestic Relations Order, or (c) in the case of an NSO, upon a transfer by Optionee made for bona fide estate planning purposes, to his or her spouse, child (natural or adopted), or any other direct lineal descendant of Optionee (or his or her spouse) (all of the foregoing collectively referred to as “family members”), or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by Optionee or any such family members. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee. Notwithstanding the foregoing, the Board, in its sole discretion, may permit transfer of any Option that is an NSO in a manner that is not prohibited by applicable tax and securities laws upon the Optionee’s request.

7.Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

8.Tax Obligations. Optionee agrees to make appropriate arrangements with the Company for the satisfaction of all Federal, state, local and foreign income and employment tax withholding requirements applicable to the Option exercise. The Company may refuse to honor the exercise and refuse to deliver the Shares if such withholding amounts are not delivered at the time of exercise.

9.Adjustment. The number of Shares subject to this Option, the Exercise Price and other matters are subject to adjustment during the term of the Option in accordance with the provisions of the Plan.

10.Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee, unless such modification is required by applicable law or the terms of the Plan. This Agreement is governed by the internal substantive laws but not the choice of law rules of the State of Delaware.

11.No Guarantee of Continued Service. OPTIONEE ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS AN EMPLOYEE OR SERVICE PROVIDER, AS APPLICABLE, AT ANY TIME, WITH OR WITHOUT CAUSE.

12.Market Standoff Agreement. Optionee agrees in connection with any registration of the Company’s securities that, upon the request of the Company or the underwriters managing any public offering of the Company’s securities, Optionee will not sell or otherwise dispose of any Shares without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) after the effective date of such registration requested by such managing underwriters and subject to all restrictions as the Company or the underwriters may specify. Optionee further agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing. The underwriters of the Company’s securities are intended third party beneficiaries of this Section 12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

13.Notices, Requests and Elections. Any requests or notices to be given under this Agreement shall be deed given, and any election or exercises to be made or accomplished shall be deemed made or accomplished, upon actual delivery thereof to the designated recipient, or three days after deposit thereof in the United States mail, registered, return receipt requested and postage prepaid, addressed, if to the Optionee, at the address provided on the signature page hereto and, if to the Company, to the executive offices of the Company at its principal place of business registered with the State of Delaware (or to any successor address for the Company’s principal place of business reflected in the Company’s filings with the State of Delaware or the U.S. Securities and Exchange Commission); provided that the Optionee may change his address by written notice as provided in this Section.

ACKNOWLEDGEMENT AND CONSENT:

Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions of the Plan. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board and Committee upon any questions or claims arising under the Plan or this Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below. Optionee consents to electronic delivery of all notices or other information with respect to the Option, this Agreement, the Plan or the Shares.

Optionee explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Optionee’s personal data as described in this Agreement and any other Award materials by and among the Company and its Affiliates for the purpose of implementing, administering and managing the Optionee’s participation in the Plan. These include, but are not limited to, (i) administering and maintaining Participant records; (ii) providing information to any registrars, brokers or third party administrators of the Plan; and (iii) providing information to future purchasers of the Company or the business in which the Participant works.

The Optionee understands that the Company may hold certain personal information about the Optionee, including, but not limited to, the Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all Awards, or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor (“Data”), for the purpose of implementing, administering and managing the Plan. The Optionee understands that Data will be transferred to such stock plan service provider as may be selected by the Company, presently or in the future, which may be assisting the Company with the implementation, administration and management of the Plan. The Optionee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Optionee’s country. The Optionee authorizes the Company, the stock plan service provider as may be selected by the Company, and any other possible recipients which may assist the Company, presently or in the future, with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Optionee’s participation in the Plan. Further, the Optionee understands that he or she is providing the consents herein on a purely voluntary basis. If the Optionee does not consent, or if the Optionee later seeks to revoke his or her consent, or instructs the Company to cease the processing of the Data, his or her employment status will not be adversely affected; the only adverse consequence of refusing or withdrawing the Optionee’s consent or instructing the Company to cease processing, is that the Company would not be able to grant the Optionee Options or any other equity Awards or administer or maintain such Awards. Therefore, the Optionee understands that refusing or withdrawing his or her consent may affect the Optionee’s ability to participate in the Plan. For more information on the consequences of the Optionee’s refusal to consent or withdrawal of consent, the Optionee understands that he or she may contact the Company’s human resources representative.

[Signature page follows.]

EXHIBIT A

SHARECARE, INC. 2020 EQUITY INCENTIVE PLAN
EXERCISE NOTICE
Sharecare, Inc.
255 E. Paces Ferry Road, NE Suite 700
Atlanta, GA 30305 Attention: Secretary

1.Exercise of Option. Effective as of today, , , the undersigned (“Optionee”) hereby elects to exercise Optionee’s option (the “Option”) to purchase shares of the Common Stock (the “Shares”) of Sharecare, Inc. (the “Company”) under and pursuant to the Sharecare, Inc. 2020 Equity Incentive Plan (as amended, the “Plan”) and the Stock Option Agreement dated , (the “Option Agreement”).

2.Delivery of Payment. Optionee herewith delivers to the Company the full exercise price of the Shares, as set forth in the Option Agreement, and any and all withholding taxes due in connection with the exercise of the Option.

3.Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4.Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optionee’s Shares, notwithstanding the exercise of the Option. The Shares shall be issued to the Optionee as soon as practicable after the Option is exercised in accordance with the Option Agreement. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in the Plan.

5.Delivery of Other Agreements. Optionee acknowledges that a condition to exercise of the Option is the Optionee’s execution of any other documents or agreements specified by the Company at the time of exercise.

6.Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

7.Restrictive Legends and Stop-Transfer Orders.

a.Legends. Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, along with legends required by the Company’s governance agreements, as applicable, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

b.Stop-Transfer Notices. Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

c.Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

8.Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

9.Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be reviewed by the Board or the Committee and the resolution of such a dispute by the Board or Committee shall be final and binding on all parties.

10.Governing Law; Severability. This Exercise Notice is governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware.

[signature page follows]

IN WITNESS WHEREOF, Optionee has submitted this Option Exercise Notice to the Company as of the date set forth below.

OPTIONEE: COMPANY:

Print Name: SHARECARE, INC.
By:
Signature Name:
Title:

Address: Date Received:

Email:

[Signature Page to Option Exercise Notice]

EXHIBIT B

INVESTMENT REPRESENTATION STATEMENT

OPTIONEE:

COMPANY: Sharecare, Inc.
SECURITY: Common Stock, par value $0.001 per share, of the Company NUMBER OF
SHARES:
PURCHASE
PRICE:

DATE:

In connection with the purchase of the above-listed Securities, the undersigned Optionee represents to the Company the following:

a.Optionee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Optionee is acquiring these Securities for investment for Optionee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

b.Optionee acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee’s investment intent as expressed herein. In this connection, Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Optionee’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the Securities. Optionee understands that the certificate evidencing the Securities will be imprinted with any legend required under applicable state securities laws.

c.Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Optionee, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

d.Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

OPTIONEE:

Print Name:

         Signature